Exhibit 10.1

THIRD AMENDMENT TO STOCK PURCHASE AGREEMENT

THIS THIRD AMENDMENT TO STOCK PURCHASE AGREEMENT (this “Amendment”) is entered into and effective as of November 8, 2018 (the “Effective Date”), by and among Cambium Learning Group, Inc., a Delaware corporation (the “Purchaser”), Edcity Holding Inc., a Florida corporation (“Edcity”), VSS VKidz LLC, a Delaware limited liability company (“VSS”, and together with Edcity, the “Sellers”, and each, a “Seller”), VKidz Holdings Inc., a Delaware corporation (the “Company”), and VSS, solely in its capacity as Representative (as defined in the Purchase Agreement (as defined below)) (the “Representative”). Capitalized terms used but not otherwise defined in this Amendment shall have the respective meanings ascribed to such terms in the Purchase Agreement.

WHEREAS, the Company, the Sellers, the Purchaser and the Representative are parties to that certain Stock Purchase Agreement, dated as of May 13, 2018 (as amended, the “Purchase Agreement”), as amended by that certain First Amendment to Stock Purchase Agreement, dated as of June 6, 2018, by and among the Company, the Sellers, the Purchaser and the Representative, and as further amended by that certain Second Amendment to Stock Purchase Agreement, dated as of October 12, 2018, by and among the Company, the Sellers, the Purchaser and the Representative;

WHEREAS, pursuant to Section 10.8 of the Purchase Agreement, at any time prior to the Closing, whether before or after receipt of the Purchaser Required Vote, if applicable, the parties to the Purchase Agreement may modify or amend the Purchase Agreement by written agreement executed and delivered by duly authorized officers of the respective parties to the Purchase Agreement; and

WHEREAS, the parties to the Purchase Agreement desire to amend certain provisions of the Purchase Agreement in accordance with the terms set forth herein and therein.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Amendments to the Purchase Agreement. The Purchase Agreement is hereby amended as follows:

(a) The definitions of “Exchange Ratio”, “Purchaser Shares” and “Share Price” set forth in Section 1.1 of the Purchase Agreement are hereby deleted in their entirety.

(b) The following defined terms set forth in Section 1.2 of the Purchase Agreement are hereby deleted in their entirety: “Base Equity Consideration” and “Reduction Amount”.

(c) Section 2.2(a) of the Purchase Agreement is hereby deleted in its entirety and replaced with the following text:

“(a) The aggregate consideration to be paid by the Purchaser to the Sellers, which shall be allocated among the Sellers in accordance with the Consideration Schedule, for the sale and transfer of the Shares to the Purchaser, as further described in Section 2.1, upon the terms and subject to the conditions of this Agreement, and on the basis of the representations, warranties and agreements contained herein, shall be an amount in cash (such amount, the “Closing Consideration”) equal to: (i) $77,533,000, plus (ii) the Estimated Working Capital Excess (if any), minus (iii) the Estimated Working Capital Shortfall (if any), minus (iv) the Estimated Retention Expenses, minus (v) the amount of Estimated Transaction Expenses that constitute Excess Transaction Expenses, minus (vi) the Escrow Amount, minus (vii) the Representative Amount, minus (viii) the aggregate Option Cancellation Amount due to the holders of In the Money Subject Stock Options pursuant to Section 2.5.”

(d) Section 2.2(b)(i) of the Purchase Agreement is hereby deleted in its entirety and replaced with the following text:

“(i) The Purchaser shall pay, or cause to be paid, by wire transfer of immediately available funds to the respective account or accounts designated by each Seller in writing, to the Sellers the Closing Consideration in accordance with a consideration schedule, which shall be prepared in good faith and delivered to the Purchaser by the Representative not less than three Business Days prior to the Closing (the “Consideration Schedule”). The Consideration Schedule shall include each of the following: (A) the calculation, which shall be consistent with the Estimated Closing Reports, of the Closing Consideration pursuant to this Section 2.2, (B) the portion of the Closing Consideration to be paid to each Seller, and (C) the calculation of the Option Cancellation Amount for each holder of In the Money Subject Stock Options pursuant to Section 2.5.”

(e) Section 2.2(b)(iv) of the Purchase Agreement is hereby deleted in its entirety and replaced with the following text:

“(iv) The Purchaser shall pay, or cause to be paid, by wire transfer of immediately available funds to the account or accounts designated by the Company in writing, sufficient funds such that the Company shall be able to pay the aggregate Option Cancellation Amount due to the holders of In the Money Subject Stock Options, subject to, and in accordance with, the terms of Section 2.5.”

(f) Section 2.3(b)(iii) of the Purchase Agreement is hereby deleted in its entirety and replaced with the following text:

“(iii) [Reserved.]”

(g) The second sentence set forth in Section 2.5 of the Purchase Agreement is hereby deleted in its entirety and replaced with the following text:

“Prior to the Closing, the board of directors of the Company shall take all actions necessary such that all Stock Options that are outstanding immediately prior to the Closing (“Subject Stock Options”) (i) are fully vested in advance of the Closing in accordance with the terms of the Company Stock Compensation Plans and (ii) shall be forfeited prior to the Closing or, solely in the case of Subject Stock Options that are In the Money Subject Stock Options, if the holders thereof execute and deliver, prior to the Closing, an option cancellation agreement in form and substance reasonably acceptable to the Purchaser (each, an “Option Cancellation Agreement”), cancelled in exchange for the right to receive, as promptly as practicable following the Closing Date (but in no event later than the second regular payroll date after the Closing), a cash payment (without interest and less such amounts as are required to be withheld or deducted under applicable Tax Law with respect to the making of such payment) with respect thereto not to exceed the aggregate Option Cancellation Amount, payable to the holders of In the Money Subject Stock Options as set forth in the Consideration Schedule.

(h) The third sentence set forth in Section 2.5 of the Purchase Agreement is hereby deleted in its entirety.

(i) The fourth sentence set forth in Section 2.5 of the Purchase Agreement is hereby deleted in its entirety and replaced with the following text:

“For purposes of this Agreement:

(i) the term “Option Cancellation Amount” shall mean, for a Subject Stock Option covering a specified number of shares of Class C Stock outstanding immediately prior to the Closing, an amount equal to the product of (A) the number of shares of Class C Stock covered by such Subject Stock Option immediately prior to the Closing, and (B) the excess, if any, of (x) the Value per Share, over (y) the exercise price of such Subject Stock Option (subject to equitable adjustment in the event of a reclassification, recapitalization, split-up, combination, exchange of shares or readjustment, or a stock dividend affecting the Company Common Stock);

(ii) the term “In the Money Subject Stock Options” means Subject Stock Options for which (A) the Value per Share, exceeds (B) the exercise price of such Subject Stock Option (subject to equitable adjustment in the event of a reclassification, recapitalization, split-up, combination, exchange of shares or readjustment, or a stock dividend affecting the Company Common Stock);

(iii) the term “Out of the Money Subject Stock Options” means all Subject Stock Options that are not In the Money Subject Stock Options; and

(iv) the term “Value per Share” means the quotient of (A)(i) $77,533,000, plus (ii) the Estimated Working Capital Excess (if any), minus (iii) the Estimated Working Capital Shortfall (if any), minus (iv) the Estimated Retention Expenses, minus (v) the amount of Estimated Transaction Expenses that constitute Excess Transaction Expenses, minus (vi) the Escrow Amount, minus (vii) the Seller’s Preference Amount, divided by (B) the total number of shares of Company Common Stock on a Fully Diluted Basis immediately prior to the Closing.

(j) Section 3.8 of the Purchase Agreement is hereby deleted in its entirety and replaced with the following text:

“Section 3.8 [Reserved.]”

(k) Section 3.9 of the Purchase Agreement is hereby deleted in its entirety and replaced with the following text:

“Section 3.9 [Reserved.]”

(l) Section 5.4 of the Purchase Agreement is hereby deleted in its entirety and replaced with the following text:

“Section 5.4 [Reserved.]”

2. Miscellaneous.

(a) Except as expressly provided herein or any side letters executed by the parties pursuant to the Purchase Agreement, all of the terms, conditions and other provisions of the Purchase Agreement are hereby ratified and confirmed and shall remain unchanged and in full force and effect in accordance with their respective terms. Any reference to the Purchase Agreement in any instrument or document shall be deemed a reference to the Purchase Agreement as amended hereby. In the event of any conflict or inconsistency between the provisions of the Purchase Agreement and the provisions of this Amendment, the provisions of this Amendment shall control.

(b) This Amendment, together with the Purchase Agreement and any side letters thereto, constitute the entire agreement among the parties hereto and thereto and supersedes all prior agreements and understandings, whether written or oral, relating to the subject matter hereof and thereof.

(c) This Amendment shall be governed by and construed in accordance with the internal laws of the State of New York without regard to the conflicts of law rules thereof.

(d) This Amendment may be executed in one or more counterparts (including by facsimile or electronic .pdf submission), each of which shall be deemed an original, and all of which shall constitute one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered (by telecopy, portable document format (.pdf) or otherwise) to the other parties, it being understood that the parties need not sign the same counterpart.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

PURCHASER:

CAMBIUM LEARNING GROUP, INC.

By:	/s/ Barbara Benson
Name:	Barbara Benson
Title:	Chief Financial Officer

[Signature Page to Third Amendment to Stock Purchase Agreement]

SELLER:

EDCITY HOLDING INC.

By:	/s/ John Edelson
Name:	John Edelson
Title:	President

COMPANY:

VKIDZ HOLDINGS INC.

By:	/s/ John Edelson
Name:	John Edelson
Title:	President

[Signature Page to Third Amendment to Stock Purchase Agreement]

SELLER:

VSS VKIDZ LLC

By:	/s/ David F. Bainbridge
Name:	David F. Bainbridge
Title:	Authorized Signatory

REPRESENTATIVE:

VSS VKIDZ LLC

By:	/s/ David F. Bainbridge
Name:	David F. Bainbridge
Title:	Authorized Signatory

[Signature Page to Third Amendment to Stock Purchase Agreement]